RESTRICTED STOCK AGREEMENT


     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made and entered into by and between Gexa Corp., a Texas corporation (the "Company"), and ______ an Employee of the Company ("Grantee") on the _____ day of October 2004 (the "Grant Date").

     WHEREAS, Grantee is an employee of the Company and in connection therewith, the Company desires to grant to Grantee a number of restricted shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the terms and conditions of this Agreement, with a view to increasing Grantee's interest in the Company's welfare and growth; and

     WHEREAS, Grantee desires to have the opportunity to be a holder of shares of the Common Stock subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. GRANT OF COMMON STOCK. Subject to the restrictions, forfeiture provisions and other terms and conditions set forth herein (i) the Company grants to Grantee _____ shares of Common Stock (the "Restricted Shares"), and
(ii) Grantee shall have and may exercise rights and privileges of ownership of the Restricted Shares, including, without limitation, the voting rights of such shares and the right to receive any dividends declared in respect thereof. The Company may require Grantee to reimburse the Company for, or the Company may withhold from any amounts which it may owe Grantee, all amounts required by applicable federal, state and local law in respect of the issuance or vesting of the Restricted Shares.

     2. TRANSFER RESTRICTIONS; VESTING.

     (a) Generally. Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, "Transfer") any Restricted Shares. The transfer restrictions imposed by this
Section 2 shall lapse as to the Restricted Shares on the one-year anniversary of the Grant Date. The Grant Shares as to which such restrictions so lapse are referred to as "Vested Shares."

     (b) Dividends, etc. If the Company (i) declares a dividend or makes a distribution on Common Stock in shares of Common Stock, (ii) subdivides or reclassifies outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combines or reclassifies outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Grantee's Common Stock subject to the transfer restrictions of this Section 2 shall be proportionately increased or reduced so as to prevent the enlargement or dilution of Grantee's rights and duties hereunder. The determination of the Company's Board of Directors regarding such adjustments shall be final and binding.

     3. FORFEITURE.

     (a) Termination of Employment. If Grantee's employment with the Company is terminated by Grantee for any reason within the first year of this Grant, then Grantee shall immediately forfeit all Restricted Shares which are not Vested Shares unless the Company's Board of Directors, in its discretion, determines that any or all of such Restricted Shares shall not be so forfeited.

     (b) Forfeited Shares. Any Restricted Shares forfeited hereunder shall automatically revert to the Company and become canceled. Any certificate(s) representing Restricted Shares which include forfeited shares shall only represent that number of Restricted Shares which have not been forfeited hereunder. Upon the Company's request, Grantee agrees for himself and any other holder(s) to tender to the Company any certificate(s) representing Restricted Shares which include forfeited shares for a new certificate representing the unforfeited number of Restricted Shares.

4.       ISSUANCE OF CERTIFICATE.

     (a) The Restricted Shares may not be transferred until they become Vested Shares. Further, the Vested Shares may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws in the opinion of counsel satisfactory to the Company. The Company shall cause to be issued a stock certificate, registered in the name of the Grantee, evidencing the Restricted Shares upon receipt of a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Restricted Stock Agreement entered into between the registered owner of such shares and Gexa Corp. A copy of the Restricted Stock Agreement is on file in the office of the Secretary of Gexa Corp., located at 20 Greenway Plaza, Suite 600, Houston, Texas 77046.

     Such legend shall not be removed from the certificate evidencing Restricted Shares until such time as the restrictions imposed by Section 2 hereof have lapsed.

     (b) The certificate issued pursuant to this Section 4, together with the stock powers relating to the Restricted Shares evidenced by such certificate, shall be held by the Company. The Company shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

     5. MISCELLANEOUS.

     (a) Certain Transfers Void. Any purported Transfer of Restricted Shares in breach of any provision of this Agreement shall be void and ineffectual, and shall not operate to Transfer any interest or title in the purported transferee.

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

     (b) No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, the value of such fractional share shall be paid to the Grantee in cash.

     (c) Not an Employment Agreement. This Agreement is not an employment agreement, and this Agreement shall not be, and no provision of this Agreement shall be construed or interpreted to create any employment relationship or right to continued employment with the Company or any subsidiary or affiliate thereof.

     (d) Dispute Resolution. Any dispute arising out of, or relating to this Agreement or any breach hereof, shall be resolved by binding arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The location of such arbitration in Houston, Texas shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

     (e) Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal in-hand delivery, by telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated beneath its signature on the execution page of this Agreement, and to Grantee at his address indicated on the Company's stock records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner herein set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means), and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

     (f) Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any amendment or waiver agreed to by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Grantee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition in this Agreement, or breach thereof, in one or more instances shall be deemed a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

     (g) Independent Legal and Tax Advice. The Grantee has been advised and Grantee hereby acknowledges that he or she has been advised to obtain independent legal and tax advice regarding this grant of Restricted Shares and the disposition of such shares, including, without limitation, the election available under Section 83(b) of the Internal Revenue Code.

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

     (h) Governing Law and Severability. This Agreement shall be governed by the internal laws, and not the laws of conflict, of the State of Texas. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement which shall remain in full force and effect.

     (i) Successors and Assigns. Subject to the limitations which this Agreement imposes upon transferability of Restricted Shares, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and Grantee, and, upon his death, on his estate and beneficiaries thereof (whether by will or the laws of descent and distribution).



                            [Signature page follows]

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                              COMPANY:

                              GEXA CORP.


                              By:     /s/ Neil Leibman
                                      _________________________________
                                       Neil Leibman, Chairman & CEO



                              Address: Gexa Corp.
                                       20 Greenway Plaza, Suite 600
                                       Houston, Texas 77046
                         Telecopy No.: (713) 961-7997



                              GRANTEE:


                              ___________________________________
                              Signature


                              ___________________________________
                              Printed Name



                              SPOUSE:
                              (if applicable)


                              __________________________________
                              Signature


                              __________________________________
                              Printed Name



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